UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
115 N. McCarthy Boulevard Milpitas, California 95035
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 2, 2022, Corsair Gaming, Inc. filed a Form 8-K to report certain events under Item 1.01 and Item 9.01. Due to an inadvertent error, the submission header coding referred erroneously to Item 5.02 and Item 9.01 and not to Item 1.01 and Item 9.01. For the convenience of readers of our reports, this Form 8-K/A is being filed to correct the submission header coding. The content of this Form 8-K/A is otherwise identical to the content of the Form 8-K filed on December 2, 2022.

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2022, Corsair Gaming, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement, dated as of September 3, 2021, among the Company, the domestic subsidiaries of the Company party thereto as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent and a lender (such credit agreement, as amended through the Third Amendment, the “Credit Agreement”).

The Third Amendment provides for, among other things, (i) a decrease in the required minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) to 2.50 to 1.00 for the quarters ending on and after March 31, 2023 through and including December 31, 2023, (ii) an increase in the maximum permitted Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) to 3.75 to 1.00 for the quarters ending December 31, 2022 and March 31, 2023, stepping down to 3.50 to 1.00 for the quarter ending June 30, 2023, and 3.25 to 1.00 for the quarters ending September 30, 2023 and December 31, 2023, and (iii) a modified pricing grid providing for an increased margin (ranging from (x) 1.50% per annum to 3.25% per annum for loans bearing interest at the Bloomberg Short-Term Bank Yield (BSBY) rate, and (y) 0.50% per annum to 2.25% per annum for loans bearing interest at the base rate, in each case depending on the Company’s Consolidated Total Net Leverage Ratio) for the period of December 31, 2022 through December 31, 2023.

Certain of the lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, are currently providing or may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates for such services.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Third Amendment, dated as of November 28, 2022, to Credit Agreement, dated as of September 3, 2021, by and among Corsair Gaming, Inc., as borrower, and certain of its subsidiaries, as guarantors, the lender parties named therein, and Bank of America, N.A. as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: December 9, 2022	By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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